Exhibit 16

BDO Seidman, LLP Accountants and Consultants	One Market - Spear Tower, Suite 1100 San Francisco, California 94105-1011 Telephone: (415) 397-7900 Fax: (415) 397-2161

March 3, 2010

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K/A for the event that occurred on February 19, 2010, to be filed by our former client, ActivIdentity Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP